Exhibit (21)


                        Venturian Corp. and Subsidiaries

                         SUBSIDIARIES OF THE REGISTRANT

                                December 31, 1996



The Company's subsidiaries are:


                                                             State or Other
                                                         Jurisdiction in which
         Name                                          Incorporated or Organized
         ----                                          -------------------------

Napco International Inc.                                        Minnesota

Venturian Software, Inc.                                        Minnesota

Napco International Foreign Sales Corporation              U.S. Virgin Islands

PC Express, Inc.                                                Minnesota